UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2011
FUELCELL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On May 31, 2011, FuelCell Energy, Inc. (“FuelCell”) issued a press release announcing a two-year order for 70 megawatts (“MW”) of fuel cell kits from POSCO Power. The total value of the order and other commitments for services is estimated to be at least $129 million with delivery of fuel cell kits beginning in October 2011 and occurring monthly through October 2013. FuelCell also announced that its second quarter 2011 earnings will be impacted by a non-recurring charge of approximately $9 million as a result of a repair and upgrade program for a select group of 1.2 MW fuel cell modules produced between 2007 and early 2009. The non-recurring charge will be accounted for as an increase to cost of goods sold. A copy of FuelCell’s press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued May 31, 2011.
#     #     #

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.
Date: June 2, 2011	By:	/s/ Joseph G. Mahler
Joseph G. Mahler
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	FuelCell Energy, Inc., Press Release, issued May 31, 2011.